UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 24, 2006

Commission File Number   000-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, International Microcomputer Software, Inc., a California corporation (“IMSI”), ACCM Acquisition Corp., a Delaware corporation (“Merger Sub”), Broadcaster, Inc., a Delaware corporation and wholly owned subsidiary of IMSI ("Broadcaster"), AccessMedia Networks, Inc., a Delaware corporation (“AccessMedia”) and the stockholders of AccessMedia entered into an Agreement and Plan of Merger, under which Merger Sub will be merged with and into AccessMedia (the “Merger”), with AccessMedia continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of IMSI.

On March 24, 2006, the parties entered into an Amended and Restated Agreement and Plan of Merger (the “Agreement”) to update certain representations and warranties of the parties, extend the termination date of the agreement and remove Broadcaster as a party given IMSI's decision not to reincorporate in Delaware by merging into Broadcaster prior to the Merger. The other terms and the Annexes and Exhibits of the agreement as of December 16, 2005 remain unchanged.

Under the Agreement, IMSI will issue 29,000,000 shares of common stock to AccessMedia’s stockholders, representing approximately 49% of IMSI’s outstanding stock at such time. Following the closing, IMSI may issue up to 35,000,000 additional shares to AccessMedia’s stockholders if AccessMedia achieves certain revenue goals prior to December 31, 2008 (subject to certain extensions as provided in the Agreement). The closing of the transaction is anticipated to occur in the second quarter of 2006. The Agreement has been approved by the Boards of Directors of IMSI and AccessMedia, and the transactions contemplated thereby are subject to the approval of the stockholders of AccessMedia and other customary closing conditions. Baytree Capital Associates, LLC ("Baytree Capital") acted as financial advisor to IMSI in connection with the Merger. Michael Gardner, chairman and chief executive officer of Baytree Capital, is a stockholder of AccessMedia.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Agreement and Plan of Merger entered into March 24, 2006, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit
Number	Exhibit Title or Description

2.1
Amended and Restated Agreement and Plan of Merger entered into March 24, 2006 by and among International Microcomputer Software, Inc., ACCM Acquisition Corp., Broadcaster, Inc., AccessMedia Networks, Inc., and the stockholders of AccessMedia Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

Dated: March 29, 2006	By:	/s/ MARTIN WADE, III

Name: Martin Wade, III Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

2.1
Amended and Restated Agreement and Plan of Merger entered into March 24, 2006 by and among International Microcomputer Software, Inc., ACCM Acquisition Corp., Broadcaster, Inc., AccessMedia Networks, Inc., and the stockholders of AccessMedia Networks, Inc.**

** The exhibits to the Amended and Restated Agreement and Plan of Merger are not being filed herewith. The Amended and Restated Agreement and Plan of Merger filed herewith briefly describes the contents of each exhibit to the Amended and Restated Agreement and Plan of Merger and the exhibits are unchanged from versions earlier filed. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Set forth below is a list of the omitted exhibits:

Exhibits
A	Form of Company Voting Agreement
B	Form of Parent Voting Agreement
C	Form of Joint Operating Agreement
D	Form of Escrow Agreement
E	Form of Lockup Agreement